INTERFACE, INC.
PERFORMANCE SHARE AGREEMENT
This Performance Share Agreement (this “Agreement”) is entered into as of the ____ day of _________ 202_, by and between Interface, Inc. (the “Company”) and _________________ (“Grantee”).
W I T N E S S E T H:
WHEREAS, the Company has adopted the Interface, Inc. 2020 Omnibus Stock Incentive Plan (the “Plan”) which is administered by a committee appointed by the Company’s Board of Directors (the “Committee”); and
WHEREAS, the Committee has granted to Grantee an award of Performance Shares under the terms of the Plan (the “Award”) to encourage Grantee’s continued loyalty and diligence; and
WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Grantee, the parties hereto have set forth the terms of the Award in writing in this Agreement.
NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1)    Plan Provisions.
In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated herein by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.
2)    Performance Share Award.
(a)    Effective on _________ __, 202_ (the “Grant Date”), and subject to the restrictions and other conditions set forth herein, the Committee granted to Grantee an Award of _____________ Performance Shares, representing shares of common stock, $.10 par value per share, of the Company (“Shares”), based on a “Target Level” of performance attainment as described in Section 3 below. Such Performance Shares granted are hereinafter sometimes referred to as the “Performance Shares.” The Fair Market Value of each Performance Share awarded on the Grant Date was $_______.
(b)    If cash dividends are paid with respect to Shares, Grantee shall be credited with a “dividend equivalent” representing the right to receive a cash payment equal to the amount of such dividend with respect of each Performance Share remaining subject to the Award. If dividends are paid in the form of Shares rather than cash, then the number of Performance Shares remaining subject to the Award shall be increased by the number of Shares that would have been received as a dividend had such Performance Shares been outstanding Shares. Dividend equivalents and additional Performance Shares credited under this Section shall vest or be forfeited on the same terms as, and shall be payable as soon as reasonably practicable after, the date on which Shares are distributed to Grantee in respect of the related Performance Shares.

3)    Performance and Vesting Restrictions.
(a)    General. All or a portion (as applicable) of the Performance Shares will vest and no longer be subject to forfeiture if one or more of several criteria is satisfied. As described below, these criteria are based on _________________________________________, the termination of Grantee’s employment after the occurrence of a Change in Control (as defined in Section 4(d) hereof), and/or certain other events resulting in termination of Grantee’s employment with the Company as described in Section 4 hereof. _______________________________ will be measured over a period of three fiscal years of the Company commencing with the fiscal year beginning on ____________ __, 202_ (the “Performance Period”). Except as provided in Section 4 below, no Performance Shares shall vest and no Shares shall be delivered to Grantee unless Grantee is continuously employed by the Company or any of its Subsidiaries through the date on which the Committee certifies the _______________________________ for the Performance Period (the “Vesting Date”).
(b)    Performance Vesting. [Performance Vesting Criteria Described Here]
(c)    Performance Vesting. [Any Additional Performance Vesting Criteria Described Here]
(d)    Effect of a Change in Control. In the event of a Change in Control (as defined in Section 4(d)), the Committee shall have the authority to, without the Grantee’s consent, alter or amend the terms of the Award, with respect to any Performance Shares that have not then vested or been forfeited, in any manner that it deems equitable and necessary or advisable, in its sole discretion, to take into account the effect of the Change in Control. Such modifications may include, by way of example and not by way of limitation, (i) providing for payment in the form of cash or other securities in lieu of Shares, (ii) vesting of all or a portion of the Performance Shares based on the attainment of the performance criteria under Section 3(b) or 3(c) determined as of the date of the Change of Control, (iii) accelerating the vesting of the Performance Shares in full or on a pro rata basis, (iv) converting some or all of the Performance Shares to time-based vesting, or (v) making appropriate adjustments to the performance criteria under Sections 3(b) and 3(c). Nothing in this Section 3(d) shall limit the Committee from taking any other action permitted under the Plan with respect to the Performance Shares.
4)    Effect of Termination of Employment
(a)    Resignation or Termination for Cause. If Grantee voluntarily resigns from employment with the Company and all of its Subsidiaries for any reason other than Disability (as defined in subsection (b) below) or Retirement (as defined in subsection (c) below) prior to the Vesting Date, or if the Company or the Subsidiary that is Grantee’s employer terminates Grantee’s employment for Cause (as defined below) prior to the Vesting Date, and the provisions of Section 4(d) do not apply, all Performance Shares shall be immediately forfeited, and Grantee shall have no rights in such Performance Shares. For purposes hereof, the term “Cause” shall mean the reason for termination of Grantee’s employment is (A) Grantee’s fraud, dishonesty, gross negligence or willful misconduct, with respect to the business affairs of the Company or its Subsidiaries, (B) Grantee’s refusal or repeated failure to follow the established lawful policies of the Company or its Subsidiaries applicable to persons occupying the same or similar positions, or (C) Grantee’s conviction of a felony or other crime involving moral turpitude.
(b)    Disability or Death. If Grantee’s employment with the Company and its Subsidiaries terminates prior to the Vesting Date as a result of (i) Grantee’s Disability (as defined below) or (ii) Grantee’s death, Grantee (or Grantee’s heirs) shall retain a pro rata portion of the Performance Shares, which shall become vested as of the Vesting Date pursuant to Section 3 (but only to the extent the Committee has certified the performance attainment of _______________________________. The number of Performance Shares retained will be equal to the product of (x) the total number of Performance Shares granted hereunder, and (y) a fraction, the numerator of which is the number of full and partial 12-month periods that have elapsed since the Grant Date (with any partial 12-month period treated as a whole 12-month period), and denominator of which is three. Any Performance Shares that do not vest as described herein shall be forfeited, and Grantee (or Grantee’s heirs) shall not have any rights in such Performance Shares. For purposes hereof, the term “Disability” shall mean Grantee’s inability, as a result of physical or mental incapacity, to substantially perform Grantee’s duties for the Company and its Subsidiaries on a full-time basis for a continuous period of six months. The Committee, in its sole discretion, shall make all determinations as to whether or not Grantee has incurred a Disability, and the Committee’s determination shall be final and binding.
(c)    Retirement or Involuntary Termination. If Grantee’s employment with the Company and its Subsidiaries terminates prior to the Vesting Date as a result of (i) Grantee’s Retirement (as defined below), or (ii) Grantee’s involuntary termination by or at the request of the Company (or the Subsidiary that is Grantee’s employer) for any reason other than Cause (as defined in subsection (a) above), and the provisions of Section 4(d) do not apply, Grantee shall retain a pro rata portion of the Performance Shares, which shall become vested as of the Vesting Date pursuant to Section 3 (but only to the extent the Committee has certified the performance attainment of _______________________________ for the Performance Period); provided, however, that, in the case of Grantee’s involuntary termination, in order to receive such Performance Shares, Grantee must sign and not revoke a release of claims and acknowledgement in the form required by the Company. The number of Performance Shares retained will be equal to the product of (x) the total number of Performance Shares granted hereunder, and (y) a fraction, the numerator of which is the number of full and partial 12-month periods that have elapsed since the Grant Date (with any partial 12-month period treated as a whole 12-month period), and denominator of which is three. Any Performance Shares that do not vest as described herein shall be forfeited, and Grantee shall not have any rights in such Performance Shares. For purposes hereof, the term “Retirement” shall mean Grantee’s termination of employment with the Company and its Subsidiaries for any reason, other than termination by the Company for Cause, after (i) Grantee has attained age 58 and (ii) the total of Grantee’s age and completed years of service with the Company and its subsidiaries equals at least 75. Age and years of service will be in whole years as of the separation date, and years of service will be based on Grantee’s “Years of Vesting Service” determined under the Interface, Inc. Savings and Investment Plan. Notwithstanding the foregoing, Grantee will be considered to have terminated due to Retirement only if Grantee (i) has not already been notified by the Company that Grantee’s employment is being involuntarily terminated within the next six (6) months and, (ii) provides at least 90 days of advance written notice to the Company, unless a shorter period of notice is accepted by the Committee.
(d)    Termination After a Change in Control. If, within 24 months following the occurrence of a Change in Control (as defined below) and prior to the Vesting Date, Grantee’s employment with the Company and its Subsidiaries terminates as a result of (i) involuntary termination by or at the request of the Company (or the Subsidiary that is Grantee’s employer) for any reason other than Cause (as defined in Section 4(a)), or (ii) a voluntary termination by Grantee with Good Reason (as defined below), Grantee shall vest in and be entitled to receive the nominal number of Performance Shares set forth in Section 2(a). Any Performance Shares that do not vest as described herein shall be immediately forfeited, and Grantee shall not have any rights in such Performance Shares. For purposes hereof, “Change in Control” shall mean the earliest to occur of:
(i)    the acquisition by any “person”, entity, or “group” of “beneficial ownership” (as such terms are used in Sections 13(d) and 14(d) of the Securities

Exchange Act of 1934, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors (“Voting Stock”) of (A) the Company, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (ii)(A) or (ii)(B) immediately below;
(ii)    the effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of the Company; and
(iii)    the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors, of directors constituting a majority of the number of directors of the Company then in office.
“Good Reason” shall mean, following a Change in Control, (i) a material reduction in Grantee’s authorities, duties or responsibilities, (ii) a material reduction in Grantee’s base compensation or bonus opportunity as in effect immediately prior to the Change in Control, (iii) a material reduction in Grantee’s benefits, other than a reduction affecting substantially all similarly situated employees, (iv) a material reduction in any budget over which the Grantee has authority, or (v) a Company-required relocation of more than 30 miles of the Grantee’s principal place of employment. An event described in clause (i), (ii) or (iii) shall constitute Good Reason only if the Grantee notifies the Company within 20 days of the occurrence of the event and the Company fails to take appropriate action to cure such event within 20 days after receiving such notice.
5)    Delivery of Shares.
        Within a reasonable time after the vesting of any Performance Shares (whether such vesting occurs pursuant to Section 3(b), 3(c), 3(d) or 4(d)) and in no event later than two and one-half months after the later of (i) the end of the calendar year in which such Performance Shares fully vest and are no longer subject to forfeiture and (ii) the end of the Company’s fiscal year in which such Performance Shares fully vest and are no longer subject to forfeiture, the Company shall deliver a number of Shares equal to the number of vested Performance Shares; provided, however, that the Committee may elect to make payment in cash equal to the Fair Market Value of the Shares, or in a combination of cash and Shares. Notwithstanding anything in the Plan to the contrary, the distribution of shares in respect of Performance Shares vesting pursuant to Section 3(b) or 3(c) shall be subject to the Committee’s certification of attainment of _______________________________ for the Performance Period. Grantee may not sell, assign, transfer or pledge any right or interest in the Performance Shares prior to the date on which payment or delivery in respect of such Performance Shares has been made.
6)    Limitations on Post-Termination Activities.
During the term of Grantee’s employment by the Company or any of its direct or indirect subsidiaries (collectively, the “Company Group”), and for a period of 12 months thereafter, Grantee will not (i) provide any “Services” within the geographic territory of the business unit with whom Grantee is employed at the time of termination (whether Americas, EMEA or Asia-Pacific, as applicable, or, for corporate employees, all such geographic regions) to any person or entity (other than the Company Group) developing, manufacturing, marketing, selling, distributing (including, without limitation, through catalogs and similar instruments), installing, maintaining or reclaiming any carpet tile (also known as modular carpeting), broadloom carpet (whether 12-foot, six-foot or other competitive widths), luxury vinyl tile, rubber flooring, or other flooring for contract, commercial, institutional (including, without limitation, government and education), healthcare, transportation, life sciences, retail, hospitality or residential markets and customers, (ii) solicit, initiate contact with, call upon, initiate communication with or attempt to initiate communication with, directly or indirectly, any customer of the Company Group with whom Grantee had material contact within the most recent two years of Grantee’s employment, or any representative of any such customer, with a view to providing Services to such customers, or (iii) solicit or attempt to solicit, directly or indirectly, for employment with another person or entity a Company Group employee with whom Grantee had material contact during the most recent two years of Grantee’s employment. As used herein, “Services” shall mean the services which are the same as or substantially similar to the services Grantee provides to any Company Group entity within the most recent two years of Grantee’s employment, and that Grantee shall be prohibited from providing (whether as an owner, partner, employee, consultant or in any other capacity) in competition with any Company Group entity, in accordance with the terms of this paragraph, which include but are not limited to conducting the business of developing, manufacturing, marketing, selling, distributing, installing, maintaining or reclaiming any carpet tile, broadloom carpet, luxury vinyl tile, rubber flooring, or other flooring. During the term of Grantee’s employment by the Company Group, and for a period of 12 months thereafter, Grantee shall, before accepting employment with another employer, provide such prospective employer with a copy of this Section 6 of this Agreement and, upon accepting any employment with another employer, provide the Company with such employer’s name and a description of the services Grantee will provide to such employer. Upon any termination of Grantee’s employment for any reason whatsoever (whether voluntary on the part of Grantee, for just cause, without just cause, or for other reasons), the obligations of Grantee pursuant to this Section 6 shall survive and remain in effect.
The parties acknowledge and agree that (i) the covenants contained in this Section 6 are reasonable and necessary for the protection of the business and goodwill of the Company Group, (ii) any breach of the covenants in this Section 6 by Grantee will cause the Company Group substantial and irreparable harm, and (iii) Grantee has received good, valuable and adequate consideration in exchange for the covenants contained in this Section 6. Consequently, if the Grantee breaches any of the terms of this Section 6, the Grantee will forfeit the award described in this Agreement and all rights hereunder. The Company Group shall also be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Such equitable relief will be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
The covenants contained in this Section 6 shall be presumed to be enforceable, and any reading causing unenforceability shall yield to a construction permitting enforcement. If any single covenant or clause shall be found unreasonable, unenforceable or both, it shall be modified as appropriate to protect the Company Group’s interests and the revised covenants and clauses shall be enforced in accordance with the tenor of the Agreement. In the event a court should determine not to enforce a covenant as written due to overbreadth, the parties specifically agree that said covenant shall be enforced to the extent reasonable, whether said revisions are in time, territory or scope of prohibited activities. The parties agree that the covenants contained in this Agreement are severable and divisible; that none of such covenants depends on any other covenant for its enforceability; that such covenants constitute enforceable obligations between the parties; that each such covenant will be construed as an agreement independent of any other covenant of this Agreement; and that the existence of any claim or cause of action by one party to this Agreement against the other party to this Agreement, whether predicated on this

Agreement or otherwise, will not constitute a defense to the enforcement by any party to this Agreement of any such covenant.
    7)    Acknowledgment of Grantee.
Grantee acknowledges that certain restrictions under state, federal or foreign securities laws may apply with respect to the Performance Shares granted pursuant to the Award. Grantee further acknowledges that, to the extent Grantee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Shares issued under the Award are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 under the Securities Act). Grantee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state, federal and foreign securities laws applicable to the Company and any restrictions on the resale of the Shares delivered in respect of such Performance Shares which may pertain under such laws. The Company has registered (or intends to register) the Shares represented by the Performance Shares; however, in the event such registration at any time is ineffective or any special rules apply, such securities may be sold or transferred only in accordance with the Plan and pursuant to additional, effective securities laws registrations or in a transaction that is exempt from such registration requirements. If appropriate under the circumstances, the certificate(s) evidencing such Shares shall bear a restrictive legend indicating that such shares have not been registered under applicable securities laws.
8)    Execution of Agreement.
Grantee shall execute this Agreement within 30 days after receipt of same, and promptly return an executed copy to the Secretary of the Company.
9)    Withholding.
Grantee shall pay the Company an amount equal to the sum of all applicable employment taxes that the Company or any Subsidiary is required to withhold at any time in connection with the operation of this Agreement. In the absence of prior arrangements satisfactory to the Company for payment of all such taxes required to be withheld, the Company shall withhold a portion of the Shares or cash to be delivered under this Agreement in payment of such taxes, except to the extent such withholding of Shares is prohibited by any covenants governing the Company’s debt as in effect from time to time.
10)    Miscellaneous.
a)    Employment Rights. The granting of the Award and the execution of this Agreement shall not afford Grantee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any such Subsidiary to terminate Grantee’s employment or services at any time, with or without cause, or the right of Grantee to terminate Grantee’s employment or services at any time.
b)    Shareholder Rights. Prior to the delivery of Shares pursuant to Section 5, Grantee shall not have the rights of a shareholder of the Company with respect to any of the Shares potentially represented by the Performance Shares, including the right to vote such Shares or to receive any cash dividends.
c)    Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a governmental agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall continue in full force and effect, and shall in no way be affected, impaired or invalidated.
d)    Controlling Law. This Agreement is being made in the State of Georgia (USA) and shall be construed and enforced in accordance with the laws of that state. Grantee hereby consents to the exclusive jurisdiction of the Superior Court of Fulton County, Georgia, and the U.S. District Court in Atlanta, Georgia, and hereby waives any objection Grantee might otherwise have to jurisdiction and venue in such courts, in the event either court is requested to resolve a dispute between the parties with respect to this Agreement.
e)    Section 409A. The provisions of this Agreement are intended to be exempt from Section 409A and shall be construed accordingly.
f)    Construction. This Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them with respect to the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein.
g)    Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and Grantee and Grantee’s heirs and personal representatives. Any business entity or person succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets, or otherwise shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the assumption of this Agreement by such successor.
h)    Headings. Section and other headings contained in this Agreement are included for reference purposes only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any provision hereof.
IN WITNESS WHEREOF, the individual party hereto has executed this Agreement, and the corporate party has caused this Agreement to be executed by a duly authorized representative, as of the date first set forth above.
INTERFACE, INC.
By:________________________________________
[Name]
[Title]

GRANTEE
____________________________________
[Name]